Exhibit 99.1

Chicken Soup for the Soul Entertainment Announces Timing of Regular Monthly Dividend for April for Series A Cumulative Redeemable Perpetual Preferred Stock

COS COB, CT – March 17, 2023 – Chicken Soup for the Soul Entertainment Inc. (Nasdaq: CSSE, CSSEP, CSSEL, CSSEN), one of the largest providers of premium content to value-conscious consumers, today announced the timing for the payment of its declared regular monthly dividend of $0.2031 per share of its 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock for April 2023. The dividend will be payable on or around April 15, 2023 to holders of record as of March 31, 2023. The dividend will be paid in cash.

About Chicken Soup for the Soul Entertainment

Chicken Soup for the Soul Entertainment (Nasdaq: CSSE) provides premium content to value-conscious consumers. The company is one of the largest advertising-supported video-on-demand (AVOD) companies in the US, with three flagship AVOD streaming services: Redbox, Crackle and Chicken Soup for the Soul. In addition, the company operates Redbox Free Live TV, a free ad-supported streaming television service (FAST), with over 150 channels as well as a transaction video on demand (TVOD) service, and a network of approximately 34,000 kiosks across the US for DVD rentals. To provide original and exclusive content to its viewers, the company creates, acquires and distributes films and TV series through its Screen Media and Chicken Soup for the Soul TV Group subsidiaries. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC, which publishes the famous book series and produces super-premium pet food under the Chicken Soup for the Soul brand name.

Forward-Looking Statements and Available Information

This press release includes forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are statements that are not historical facts. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. Such assumptions involve a number of known and unknown risks and uncertainties, including but not limited to our core strategy, operating income and margin, seasonality, liquidity, including cash flows from operations, available funds, and access to financing sources, free cash flows, revenues, net income, profitability, stock price volatility, future regulatory changes, price changes, the ability of the Company’s content offerings to achieve market acceptance, the Company’s success in retaining or recruiting officers, key employees, or directors, the ability to protect intellectual property, the ability to complete strategic acquisitions, the ability to manage growth and integrate acquired operations, the ability to pay dividends, regulatory or operational risks, and general market conditions impacting demand for the Company’s services. For a more complete description of these and other risks and uncertainties, please refer to Item 1A (Risk Factors) in the Company’s Quarterly Report on Form 10-Q for the three- and nine-month period ended September 30, 2022, filed with the SEC on November 14, 2022. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by the forward-looking statements contained in this press release. Information regarding the acquisition of Redbox and related transactions is qualified by reference to the Company’s Current Reports on Form 8-K filed with the SEC on May 11, 2022 (as amended May 12, 2022), June 6, 2022, August 12, 2022, and November 14, 2022, and all exhibits filed with respect to such reports and the aforementioned registration statement. The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

###

INVESTOR RELATIONS

Zaia Lawandow

Chicken Soup for the Soul Entertainment

Zlawandow@chickensoupforthesoul.com

MEDIA CONTACT

Peter Binazeski

Chicken Soup for the Soul Entertainment Corporate

pbinazeski@chickensoupforthesoul.com